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                              eVENTURES GROUP, INC.

                          REGISTRATION RIGHTS AGREEMENT


        THIS REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT") is made and entered into on the 22nd day of September, 1999, by and among eVENTURES GROUP, INC., a Delaware corporation (the "COMPANY"), and the persons and entities listed on Schedule 1 attached hereto (collectively, the "STOCKHOLDERS"), as Holders of shares of common stock, par value $.00002 per share, of the Company ("COMMON STOCK").

                              W I T N E S S E T H:

        WHEREAS, the Company, eVentures Holdings, L.L.C., a Delaware limited liability company and wholly-owned subsidiary of the Company ("IEOH MERGER SUBSIDIARY"), IEO Holdings Limited, a Nevis, West Indies corporation ("IEOH"), Mick Y. Wettreich and various other persons have entered into that certain Agreement and Plan of Reorganization dated of even date herewith (the "IEOH REORGANIZATION AGREEMENT"), pursuant to which certain of the Stockholders acquired shares of the Company's Common Stock; and

        WHEREAS, in connection with the IEOH Reorganization Agreement, the parties have agreed to enter into this Agreement.

        NOW, THEREFORE, in consideration of the mutual covenants and agreements contained in this Agreement and in the IEOH Reorganization Agreement, the sufficiency of which is hereby acknowledged, the parties hereby agree as follows:

        1. REGISTRABLE SHARES. For purposes of this Agreement "REGISTRABLE SHARES" shall mean, at any time, and with respect to any Stockholder or Qualified Transferee (as defined in Section 9(g) below), the shares of Common Stock held by such Stockholder or Qualified Transferee which constitute Restricted Securities (defined below), and "HOLDER" shall mean any Stockholder or Qualified Transferee holding Registrable Shares. As to any particular Registrable Shares, once issued, such Registrable Shares shall cease to be Registrable Shares (1) when such Registrable Shares have been registered under the Securities Act of 1933, as amended or any successor Federal statute (the "ACT"), the Registration Statement in connection therewith has been declared effective and they have been disposed of pursuant to and in the manner described in such effective Registration Statement, (2) when such Registrable Shares are sold or distributed pursuant to Rule 144, (3) when such Registrable Shares have ceased to be outstanding or (4) when such Registrable Shares have been transferred to a person or entity other than a Qualified Transferee. For purposes of this Agreement, the term "RESTRICTED SECURITIES" shall mean, at any time and with respect to any Stockholder or Qualified Transferee, the shares of Common Stock and any other securities which by their terms are directly or indirectly

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exercisable or exchangeable for or convertible into Common Stock (other than stock options granted to employees or directors of the Company in their capacity as such, or Common Stock issuable upon the exercise thereof), and any securities received on or with respect to any of the foregoing securities, which are held by such Stockholder or Qualified Transferee and which theretofor have not been sold to the public pursuant to a Registration Statement or pursuant to Rule 144 under the Securities Act. For purposes of this Agreement, the term "REGISTRATION STATEMENT" shall mean any registration statement of the Company which covers any of the Registrable Shares, and all amendments and supplements to any such Registration Statement, including post-effective amendments, in each case including the Prospectus (defined herein) contained therein, all exhibits thereto and all material incorporated by reference therein. For purposes of this Agreement, the term "PROSPECTUS" shall mean the prospectus included in a Registration Statement, including any prospectus subject to completion, and any such Prospectus as amended or supplemented by any prospectus supplement with respect to the terms of the offering of any portion of the Registrable Shares and, in each case, by all other amendments and supplements to such prospectus, including post-effective amendments, and in each case including all material incorporated by reference therein. For purposes of this Agreement, the term "RULE 144" shall mean Rule 144 promulgated under the Securities Act or any successor or similar rule thereto, as may be enacted by the Securities and Exchange Commission from time to time.

        2.  DEMAND REGISTRATIONS.

            (a) REQUESTS FOR REGISTRATION.

                    (i) At any time and from time to time after the third month following the date hereof through the fourth anniversary of the date of this Agreement (the "DEMAND PERIOD"), Holders owning an aggregate of at least thirty-five (35%) of the aggregate number of Registrable Shares shall have the right to request that the Company file a registration statement under the Securities Act covering the registration of all or any part of their Registrable Shares (each, a "DEMAND REGISTRATION"), provided, however, that unless the reasonably anticipated aggregate offering price (net of underwriting discounts and commissions) for the Registrable Shares proposed to be registered shall equal at least $5,000,000, then such request shall cover the registration of at least fifty percent (50%) of the Registrable Shares. Any request (a "REGISTRATION REQUEST") for a Demand Registration shall specify (x) the approximate number of shares of Registrable Shares requested to be registered, (y) the intended method of distribution of such shares, and (z) any Lock-up Conditions to be imposed pursuant to Section 8 hereof. Within ten days after the date of sending of such request, the Company will give written notice of such requested registration to all other Holders of Registrable Shares and will include in such registration all shares of Registrable Shares which Holders of Registrable Shares request the Company to include in such registration by

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                written notice given to the Company within thirty (30) days after the date of sending of the Company's notice.

                    (ii) The Company will be required to effect up to three (3)
                Demand Registrations pursuant to this Section 2(a).

                    (iii) A registration will not count as one of the Demand
                Registrations effected by the Company unless (a) the Holders of Registrable Shares are able to register and, if the registration is a firm commitment public offering, sell the Registrable Shares requested to be included in such registration or (b) the Registration Statement relating to a registration is withdrawn or abandoned at the request of the Holders of a majority of the Registrable Shares covered by such Registration Statement (other than as a result of a material adverse change to the Company or following a postponement by the Company pursuant to Section 2(d) herein).

                    (iv) The Company will not include in any Demand Registration any securities other than Registrable Shares and securities to be registered for offering and sale on behalf of the Company without the prior written consent of the Holders of a majority of the Registrable Shares included in such registration. If the managing underwriters for any such offering advise the Company in writing that in their opinion the number of Registrable Shares and, if permitted hereunder, other securities in such offering, exceeds the number of Registrable Shares and other securities, if any, which can be sold in an orderly manner in such offering within a price range acceptable to the Holders of a majority of the Registrable Shares initially requesting registration, the Company will include in such registration, prior to the inclusion of any securities which are not Registrable Shares, the number of Registrable Shares requested to be included which in the opinion of such underwriters can be sold in an orderly manner within the price range of such offering, pro rata among the respective Holders thereof on the basis of the number of Registrable Shares which each such Holder has requested the Company to include in such registration.

            (b) SELECTION OF UNDERWRITER. The Holders of a majority of the Registrable Shares to be included in a registration will have the right to select one or more underwriters to manage the offering, subject to the Company's approval which will not be unreasonably withheld or delayed. The Company will have no obligation, however, to locate an underwriter for the Holders.


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            (c) REGISTRATIONS ON FORM S-3. The Company shall use its reasonable best efforts to qualify for registration on Form S-3 or any comparable or successor form or forms. At any time during the Demand Period, after the Company has qualified for the use of Form S-3, in addition to the rights contained in Section 2(a), the Holders of at least 35% of the aggregate number of Registrable Shares shall have the right to request registrations on Form S-3; provided, that the Company shall not be required to effect a registration on Form S-3 pursuant to this Section 2(c) unless the reasonably anticipated aggregate offering price (net of underwriting discounts and commissions) for the Registrable Shares proposed to be registered shall equal at least $1.5 million. Such requests shall be in writing and shall state the number of Registrable Shares proposed to be disposed of and the intended method of distribution of such shares by such Holder or Holders. The Company shall be required to effect up to two (2) registrations pursuant to this
        Section 2(c), provided, however, that a registration shall not count as one of the two unless it meets the requirements set forth in Section 2(a)(iii) above.

            (d) RIGHT TO DEFER REGISTRATION. The Company shall not be obligated to effect any registration within ninety (90) days after the effective date of a previous registration statement in which the Holders of Registrable Shares participated or were given an opportunity to participate and declined to do so. The Company may postpone for up to ninety (90) days the filing or the effectiveness of a registration statement for a demand registration set forth above if (i) the Board of Directors determines, reasonably and in good faith, that such registration might have an adverse effect on any proposal or plan by the Company, including, without limitation, a plan or proposal to engage in any acquisition, merger, consolidation, tender offer or similar transaction or (ii) any other material, nonpublic development or transaction is pending and the filing of such registration would require disclosure of such development or transaction at a time when the Company did not otherwise have a duty to disclose such development or transaction; provided, that the Company may not postpone the filing or effectiveness of a registration statement pursuant to this sentence more frequently than twice during any period of twelve (12) consecutive months. If, after a registration statement becomes effective, the Company advises the Holders of Registered Shares that the Company considers it necessary in accordance with the Company's obligations under applicable securities laws for the registration statement to be amended, the Holders of such shares shall suspend any further sales of their Registered Shares until the Company advises them that the registration statement has been amended. The one (1) year time period referred to in Section 4 during which the registration statement must be kept current after its effective date shall be extended for an additional number of business days equal to the number of business days during which the rights to sell shares were suspended pursuant to the preceding sentence.

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        3.  PIGGYBACK REGISTRATIONS.

            (a) RIGHT TO PIGGYBACK. If the Company proposes to register any of its securities under the Securities Act (other than pursuant to (i) a Demand Registration, (ii) a registration solely in connection with an employee benefit or stock ownership plan on Form S-8 or any comparable or successor form, (iii) a registration solely in connection with an acquisition consummated in a manner which would permit registration of such securities to the public on Form S-4 or any comparable or successor form or (iv) a "shelf" or similar registration for use solely in connection with future acquisitions), and the registration form to be used may be used for the registration of Registrable Shares (a "PIGGYBACK REGISTRATION"), the Company will give prompt written notice to all Holders of Registrable Shares of its intention to effect such a registration (each a "PIGGYBACK NOTICE"). Subject to Section 3(b) below, the Company will include in such registration all shares of Registrable Shares which Holders of Registrable Shares request the Company to include in such registration by written notice given to the Company within twenty (20) days after the date of sending of the Company's notice.

            (b) PRIORITY ON PRIMARY REGISTRATIONS. If a Piggyback Registration relates to an underwritten public offering of equity securities by the Company and the managing underwriters for such offering advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Company, the Company will include in such registration
        (i) first, the securities proposed to be sold by the Company, (ii) second, the Registrable Shares requested to be included in such registration, pro rata among the Holders of such Registrable Shares on the basis of the number of shares owned by each such Holder, and (iii) third, other securities requested to be included in such registration.

            (c) PRIORITY ON SECONDARY REGISTRATIONS. If a Piggyback Registration relates to an underwritten public offering of equity securities held solely by Holders of the Company's securities and the managing underwriters advise the Company in writing that in their opinion the number of securities requested to be included in such registration exceeds the number which can be sold in an orderly manner in such offering within a price range acceptable to the Holders initially requesting such registration, the Company will include in such registration (i) first, the securities requested to be included therein by the Holders requesting such registration, (ii) second, the Registrable Shares requested to be included in such registration, pro rata among the Holders of such Registrable Shares on the basis of the number of shares owned by each such Holder and (iii) third, other securities requested to be included in such registration.

        4. REGISTRATION PROCEDURES. Whenever the Holders of Registrable Shares have requested that any Registrable Shares be registered pursuant to this Agreement, the Company will use its best efforts to effect the registration and the sale of such Registrable Shares in

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accordance with the intended method of distribution thereof and will as expeditiously as possible:

                    (i) prepare and file with the Securities and Exchange
                Commission (the "COMMISSION") a Registration Statement with respect to such Registrable Shares on any appropriate form under the Securities Act, which form shall be selected by the Company and shall be available for the sale of Registrable Shares in accordance with the intended method or methods of distribution thereof and use its best efforts to cause such Registration Statement to become effective, provided that before filing a Registration Statement or prospectus or any amendments or supplements thereto, the Company will furnish to the counsel selected by the Holders of a majority of the Registrable Shares included in such Registration Statement copies of all such documents proposed to be filed, which documents will be subject to the review of such counsel;

                    (ii) prepare and file with the Commission such amendments
                and post-effective amendments to such Registration Statement and supplements to the Prospectus used in connection therewith (and to file the Prospectus, as so supplemented, under Rule 424 under the Securities Act, if required) as may be necessary to keep such Registration Statement effective for a period of up to one
                (1) year, and comply with the provisions of the Securities Act with respect to the disposition of all securities included in such Registration Statement during such period in accordance with the intended methods of distribution by the selling Holders thereof set forth in such Registration Statement or supplement to such Prospectus;

                    (iii) furnish to each selling Holder of Registrable Shares such number of copies of such Registration Statement, each amendment and supplement thereto (in each case including all exhibits), the Prospectus included in such Registration Statement (including each preliminary Prospectus) and such other documents as such selling Holder may reasonably request in order to facilitate the disposition of the Registrable Shares owned by such selling Holder;

                    (iv) notify the selling Holders of Registrable Shares and
                the managing underwriters, if any, promptly and (if requested by any such Stockholder) confirm such advice in writing, (A) when a Prospectus, including any Prospectus supplement or post-effective amendment has been filed, and, with respect to a Registration Statement or any post-effective amendment, when the same has become effective, (B) of any request by the Commission for amendments or supplements to a Registration Statement or related prospectus or for additional information, (C) of the issuance by the Commission of any stop order suspending the effectiveness of a Registration Statement or the initiation of any proceedings for that purpose, (D) of the receipt by the Company of any notification with

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                respect to the suspension of the qualification of any of the
                Registrable Shares for sale in any jurisdiction or the initiation or threatening of any proceeding for such purpose, and (E) of the existence of any fact which results in a Registration Statement, a Prospectus or any document incorporated therein by reference containing an untrue statement of a material fact or omitting to state a material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading;

                    (v) use its best efforts to register or qualify such
                Registrable Shares under such other securities or blue sky laws of such jurisdictions as any selling Holder reasonably requests and do any and all other acts and things which may be reasonably necessary or advisable to enable such selling Holder to consummate the disposition in such jurisdictions of the Registrable Shares owned by such selling Holder, provided that the Company will not be required (A) to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify but for this subparagraph, (B) to subject itself to taxation in any such jurisdiction, or (C) to consent to general service of process in any such jurisdiction;

                    (vi) notify each selling Holder of such Registrable Shares, at any time when a Prospectus relating thereto is required to be delivered under the Securities Act, of the happening of any event referred to in clause (iv)(E) of this Section 4, and, at the request of any such seller, prepare a supplement to such Prospectus or a post-effective amendment to such Registration Statement so that, as thereafter delivered to the purchasers of such Registrable Shares, such Prospectus will not contain an untrue statement of a material fact or omit to state any fact necessary to make the statements therein not misleading;

                    (vii) cause all such Registrable Shares to be listed on each securities exchange on which similar securities issued by the Company are then listed and to be qualified for trading on each system on which similar securities issued by the Company are from time to time qualified;

                    (viii) provide a transfer agent and registrar for all such
                Registrable Shares not later than the effective date of such Registration Statement and thereafter maintain such transfer agent and registrar;

                    (ix) enter into such customary agreements (including
                underwriting agreements in customary form) and take all such other actions as the Holders of a majority of the Registrable Shares being sold or the underwriters, if any, reasonably request in order to expedite or facilitate the disposition of such Registrable Shares;

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                    (x) in connection with an underwritten offering, use its
                best efforts to (A) obtain opinions of counsel to the Company and updates thereof, which counsel and opinions (in form, scope and substance) shall be reasonably satisfactory to the managing underwriters, addressed to the underwriters, covering the matters customarily covered in opinions requested in underwritten offerings and such other matters as may be reasonably requested by such underwriters; and (B) obtain "cold comfort" letters and updates thereof from the Company's independent certified public accountants, addressed to the underwriters, such letters to be in customary form and covering matters of the type customarily covered in "cold comfort" letters to underwriters in connection with underwritten offerings; and make available for inspection during normal business hours by any underwriter participating in any disposition pursuant to a registration statement, and any attorney or accountant retained by such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors and employees to supply all information reasonably requested by such underwriter, attorney or accountant in connection with such registration statement; provided that such underwriters execute prior thereto an agreement with the Company that all such records, information or documents shall be kept confidential by such persons unless (1) disclosure of such records, information or documents is required by law or by a court or administrative order or (2) such records, information or documents are or become (but only when they become) generally available to the public other than as a result of disclosure in violation of this paragraph; and make available for inspection by any underwriter participating in any disposition pursuant to such registration statement and any attorney, accountant or other agent retained by any such underwriter, all financial and other records, pertinent corporate documents and properties of the Company, and cause the Company's officers, directors, employees and independent accountants to supply all information reasonably requested by any such underwriter, attorney, accountant or agent in connection with such registration statement;

                    (xi) otherwise use its best efforts to comply with all
                applicable rules and regulations of the Commission;

                    (xii) permit any Holder of Registrable Shares which might be deemed, in the sole and exclusive judgment of such Holder, to be an underwriter or a controlling person of the Company, to participate in the preparation of such registration or comparable statement and to require the insertion therein of material, furnished to the Company in writing, which in the reasonable judgment of such Holder and its counsel should be included;

                    (xiii) in the event of the issuance of any stop order
                suspending the effectiveness of a registration statement, or of any order suspending or preventing

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                the use of any related prospectus or suspending the
                qualification of any Registrable Shares included in such registration statement for sale in any jurisdiction, the Company will use its reasonable efforts promptly to obtain the withdrawal of such order; and

                    (xiv) provide a CUSIP number for all Registrable Shares, not later than the effective date of the applicable registration statement.

If any such registration or comparable statement refers to any Holder by name or otherwise as the Holder of any securities of the Company and if, in the sole and exclusive judgment of such Holder, such Holder is or might be deemed to be a controlling person of the Company, such Holder shall have the right to require
(a) the inclusion in such registration statement of language, in form and substance reasonably satisfactory to such Holder, to the effect that the holding of such securities by such Holder is not to be construed as a recommendation by such Holder of the investment quality of the Company's securities covered thereby and that such holding does not imply that such Holder will assist in meeting any future financial requirements of the Company, or (b) in the event that such reference to such Holder by name or otherwise is not required by the Securities Act or any similar federal statute then in force, the deletion of the reference to such Holder; provided, that with respect to this clause (b) such Holder shall furnish to the Company an opinion of counsel to such effect, which opinion and counsel shall be reasonably satisfactory to the Company.

        5.  REGISTRATION EXPENSES.

            (a) DEFINITION. The term "REGISTRATION EXPENSES" means any expenses incident to the Company's performance of or compliance with this Agreement, including, without limitation, all registration and filing fees, listing fees, fees and expenses of compliance with securities or blue sky laws, printing expenses, messenger and delivery expenses, internal expenses, the fees and expenses of counsel for the Company (but not the fees and expenses of counsel to the Holders of the Registrable Shares included in such registration) and all independent certified public accountants, underwriting fees and expenses (excluding discounts and commissions attributable to the Registrable Shares, which shall be paid by the selling Holders out of the proceeds of the offering) and the fees and expenses of any other Persons (defined below) retained by the Company. For purposes of this Agreement, the term "PERSON" shall be construed as broadly as possible and shall include an individual or natural person, a partnership (including a limited liability partnership), a company, an association, a joint stock company, a limited liability company, a trust, a joint venture, an unincorporated entity and a governmental authority.

            (b) PAYMENT. The Company shall pay the Registration Expenses in connection with any Demand Registration, any and all registrations on Form S-3 pursuant to Section 2(c), and any and all Piggyback Registrations.

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        6.  INDEMNIFICATION.

            (a) INDEMNIFICATION BY THE COMPANY. The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Shares, such holder's general and limited partners, officers and directors and each Person who controls such Holder (within the meaning of the Securities
        Act) against all losses, claims, damages, liabilities and expenses caused by any untrue or alleged untrue statement of material fact contained in any registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. In connection with an underwritten offering, the Company will indemnify such underwriters, their officers and directors and each Person who controls such underwriters (within the meaning of the Securities Act) to the same extent as provided above with respect to the indemnification of the Holders of Registrable Shares.

            (b) INDEMNIFICATION BY HOLDERS. In connection with any registration statement in which a Holder of Registrable Shares is participating, each such Holder will furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such registration statement or prospectus and, to the extent permitted by law, will indemnify the Company, its directors and officers and each Person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses resulting from any untrue or alleged untrue statement of material fact contained in the registration statement, prospectus or preliminary prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any written information or affidavit so furnished in writing by such Holder; provided, that the obligation to indemnify will be individual to each Holder and will be limited to the net amount of proceeds received by such Holder from the sale of Registrable Shares pursuant to such registration statement.

            (c) NOTICE; DEFENSE OF CLAIMS. Any Person entitled to indemnification hereunder will (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification and (ii) unless in such indemnified party's reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party will not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent will not be unreasonably withheld or delayed). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim will not be obligated to pay the fees and

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        expenses of more than one special and one local counsel for all parties indemnified by such indemnifying party with respect to such claim.

            (d) CONTRIBUTION. If the indemnification provided for in this
        Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to herein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such loss, liability, claim, damage, or expense in such proportion as is appropriate to reflect (i) the relative benefits received by the indemnifying party or parties on the one hand and the indemnified party on the other from the offering of the Registrable Shares or (ii) if the allocation provided for by the foregoing clause (i) is not permitted by applicable law, not only such relative benefits but also the relative fault of the indemnifying party or parties on the one hand and the indemnified party on the other hand in connection with the statements or omissions or alleged statements or omissions that resulted in such losses, claims, damages or liabilities (or actions in respect thereof). The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information, and opportunity to correct or prevent such statement or omission. The obligation to contribute will be individual to each Holder of Registrable Shares and will be limited to the amount by which the net amount of proceeds received by such Holder from the sale of Registrable Shares exceeds the amount of losses, liabilities, damages, and expenses which such Holder has otherwise been required to pay by reason of such statements or omissions.

            (e) SURVIVAL. The indemnification provided for under this Agreement will remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling Person of such indemnified party and will survive the transfer of securities.

            (f) UNDERWRITING AGREEMENT. To the extent that the provisions on indemnification and contribution contained in the underwriting agreement entered into in connection with an underwritten public offering are in conflict with the provisions of this Section 6, the provisions contained in the underwriting agreement shall control.

        7. PARTICIPATION IN UNDERWRITTEN REGISTRATIONS. No Person may participate in any registration hereunder which is underwritten unless such Person (i) agrees to sell such Person's securities on the basis provided in any underwriting arrangements approved by the Person or Persons entitled hereunder to approve such arrangements, (ii) completes and executes all questionnaires, powers of attorney, indemnities, underwriting agreements and other documents required under the terms of such underwriting arrangements, provided, that no Holder of

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REGISTRATION RIGHTS AGREEMENT-Page 11

Registrable Shares included in any underwritten registration shall be required to make any representations or warranties to the Company or the underwriters other than representations and warranties regarding such Holder and such Holder's intended method of distribution, and (iii) if requested by the managing underwriter or underwriters or the Demanding Persons (as defined below), agrees not to sell Registrable Shares or other securities held by such Person in any transaction other than pursuant to such underwriting for such period following the effective date of the registration statement relating to such underwriting as determined by either the Board of Directors or the Demanding Persons; provided, that no Holder of Registrable Shares shall be required to enter into such an agreement unless each other Holder of Registrable Shares, each director and executive officer of the Company and each other Holder of at least one percent of the Common Stock then outstanding enters into a substantially identical agreement relating to such underwriting.

        8. STOCKHOLDER LOCK-UP; AGREEMENT NOT TO SELL. During the two-year period following the date hereof, no Holder of Registrable Shares may make any public sale of Registrable Shares (pursuant to a Registration Statement, Rule 144 or otherwise) other than in compliance with any Lock-up Conditions then in effect. If no Lock-up Conditions are then in effect, no public sales shall be permitted by any Holder without the written consent of the Holders of thirty-five (35%) of the Registrable Shares (such Holders consenting to a waiver of the restrictions on the sale of Registrable Shares being referred to as "CONSENTING HOLDERS"); provided that the Consenting Holders may not consent to any waiver for themselves unless the same waivers are made available to all Holders of Registrable Shares. Notwithstanding anything to the contrary contained herein, each Holder hereby agrees to comply with the conditions or restrictions (the "LOCK-UP CONDITIONS") imposed at the time of such demand by a majority of Holders of a majority of the Registrable Shares (the "DEMANDING PERSONS") making a request for such Demand Registration pursuant to Section 2(a) of this Agreement, including, without limitation, any restriction on a Holder's ability to sell, pledge, hypothecate, make any short sale of, loan, grant any option for the purchase of, or otherwise dispose of all or a portion of the Registrable Shares, for a specified period following the effective date of such registration; provided, however, that nothing herein shall prevent any Holder
(a) that is a partnership or corporation from making a distribution of Registrable Shares to the partners or shareholders thereof that are otherwise in compliance with applicable securities laws, so long as such permitted distributees agree to be bound by the terms and conditions of the Lock-up Conditions; (b) that desires to sell any Registrable Shares in a private transaction in compliance with applicable securities laws from consummating such a sale so long as the purchaser in any private sale agrees in writing to be bound by the restrictions set forth in this Section 8; or (c) that is an individual, from making a transfer of Registrable Shares by gift, will or the laws of descent and distribution, subject to the restrictions set forth in this
Section 8. Any Lock-up Conditions imposed by a Demanding Person shall apply to each Holder of Registrable Shares (including without limitation, any Demanding Person).

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REGISTRATION RIGHTS AGREEMENT-Page 12

        9.  MISCELLANEOUS.

            (a) INFORMATION AND REPORTING.

                    (i) The Company shall, at all times during which it is
                neither subject to the reporting requirements of Section 13 or 15(d) of the Securities Exchange Act of 1934, as amended (the "EXCHANGE ACT"), nor exempt from reporting pursuant to Rule 12g3-2(b) under the Exchange Act, upon the written request of any Stockholder, provide in writing to such Stockholder and to any prospective transferee of the Registrable Shares of such Stockholder the information concerning the Company described in Rule 144A(d)(4) or any successor rule under the Securities Act ("RULE 144A INFORMATION"). Upon the written request of any Stockholder, the Company shall cooperate with and assist such Stockholder or any member of the National Association of Securities Dealers, Inc. PORTAL system in applying to designate and thereafter maintain the eligibility of the Registrable Shares for trading through PORTAL. The Company's obligations under this Section 9(a)(i) shall at all times be contingent upon receipt from the prospective transferee of Registrable Shares of a written agreement to take all reasonable precautions to safeguard the Rule 144A Information from disclosure to anyone other than Persons who will assist such transferee in evaluating the purchase of any Registrable Shares.

                    (ii) When it is first legally required to do so, the Company shall register its Common Stock under Section 12 of the Exchange Act and shall keep effective such registration and shall timely file such information, documents and reports as the Commission may require or prescribe under Section 13 of the Exchange Act. From and after the effective date of the first registration statement filed by the Company under the Securities Act, the Company shall (whether or not it shall then be required to do so) timely file such information, documents and reports which a corporation, partnership or other entity subject to Section 13 or 15(d) (whichever is applicable) of the Exchange Act is required to file. The Company shall promptly upon request furnish any Holder of Registrable Shares (a) a written statement by the Company that it has complied with the reporting requirements of Section 13 or 15(d) of the Exchange Act, (b) a copy of the most recent annual or quarterly report of the Company, and (c) such other reports and documents filed by the Company with the Commission as such Holder may reasonably request in availing itself of an exemption for the sale of Registrable Shares without registration under the Securities Act. The Company acknowledges and agrees that the purposes of the requirements contained in this Section 9(a)(ii) are to enable any such Holder to comply with the current public information requirement contained in paragraph (c) of Rule 144 under the Securities Act, should such Holder ever wish to dispose of any of the securities of the Company acquired by it without registration under the Securities Act in reliance upon Rule 144 (or any other similar exemptive provision), and to qualify the Company for the use of registration statements on Form S-3. In addition, the Company shall

--------------------------------------------------------------------------------
REGISTRATION RIGHTS AGREEMENT-Page 13
                take such other measures and file such other information, documents and reports, as shall hereafter be required by the Commission as a condition to the availability of Rule 144 under the Securities Act (or any similar exemptive provision hereafter in effect) and the use of Form S-3. The Company also covenants to use its best efforts, to the extent that it is reasonably within its power to do so, to qualify for the use of Form S-3.

            (b) NO INCONSISTENT AGREEMENTS. The Company will not hereafter (i) enter into any agreement with respect to its securities which is inconsistent with or violates the rights granted to the Holders of Registrable Shares in this Agreement or (ii) grant registration rights to any other Person (unless consented to by a majority vote of the Stockholders).

            (c) ADJUSTMENTS AFFECTING REGISTRABLE SHARES. The Company will not take any action, or permit any change to occur, with respect to its securities for the purpose of materially and adversely affecting the ability of the Holders of Registrable Shares to include such Registrable Shares in a registration undertaken pursuant to this Agreement or materially and adversely affecting the marketability of such Registrable Shares in any such registration (including, without limitation, effecting a stock split or a combination of shares), provided that this
        Section 9(c) shall not apply to actions or changes with respect to the Company's business, balance sheet, earnings or revenue where the effect of such actions or changes on the Registrable Shares is merely incidental.

            (d) NOTICES. All notices, requests, consents, and other communications under this Agreement shall be in writing and shall be deemed effectively given when delivered personally or by facsimile transmission or by overnight delivery service or 72 hours after being mailed by first class certified or registered mail, return recent requested, postage prepaid:

                    (i) If to the Company, c/o Stuart Chasanoff, 1601 Elm
                Street, Suite 4000, Dallas, Texas 75201, or at such other address or addresses as may have been furnished in writing by the Company to the Stockholders.

                    (ii) If to a Stockholder, to it at its address as set forth in the applicable IEOH Reorganization Agreement, or at such other address or addresses as may have been furnished in writing by such Stockholder with a copy to (which shall not constitute notice): Arter & Hadden LLP, 1717 Main Street, Suite 4100, Dallas, Texas 75201, Attention: Victor B. Zanetti, Esq. (Fax:
                214.741.7139).

            (e) REMEDIES. Any Person having rights under any provision of this Agreement will be entitled to enforce such rights specifically to recover damages caused by reason of any breach of any provision of this Agreement and to exercise all other rights granted by law. The parties hereto agree and acknowledge that money damages

--------------------------------------------------------------------------------
REGISTRATION RIGHTS AGREEMENT-Page 14
        may not be an adequate remedy for any breach of the provisions of this Agreement and that any party may in its sole discretion apply to any court of law or equity of competent jurisdiction (without posting any bond or other security) for specific performance and for other injunctive relief in order to enforce or prevent violation of the provisions of this Agreement.

            (f) AMENDMENTS AND WAIVERS. Except as otherwise provided herein, no amendment, modification, termination or cancellation of this Agreement shall be effective unless made in writing signed by the Company and the Holders of a majority of the shares of Registrable Shares; provided that no amendment may be made to Sections 8 or 9(f) of this Agreement unless agreed upon by the Company and the Holders of all the Registrable Shares.

            (g) ASSIGNMENT OF REGISTRATION RIGHTS. The rights to cause the Company to register Registrable Shares pursuant to this Agreement may be assigned (but only with all related obligations) by a Holder to any transferee (a "QUALIFIED TRANSFEREE") that acquires from a Holder either
        (i) 100,000 or more Registrable Shares or (ii) if less than 100,000 Registrable Shares are owned by a Holder at the time of a transfer, all of the Registrable Shares owned by such Holder, in either case in connection with the permitted transfer of Registrable Shares. Such assignment shall not affect the rights of Holders hereunder which shall remain in full force in accordance with the terms hereof. Any transferring Holder shall provide the Company with prior written notice of such transfer(s)/assignment(s), provided, however, that the failure to provide such notice shall not be deemed to preclude assignment hereunder.

            (h) SEVERABILITY. The invalidity or unenforceability of any provision of this Agreement shall not affect the validity or enforceability of any other provision of this Agreement.

            (i) ENTIRE AGREEMENT. This Agreement embodies the entire agreement of the parties hereto with respect to the subject matter hereof and supersedes all prior agreements relating to such subject matter.

            (j) HEADINGS. The headings of this Agreement are for convenience only and do not constitute a part of this Agreement.

            (k) GOVERNING LAW. The construction, validity and interpretation of this Agreement will be governed by the internal laws of the State of Delaware without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdiction) that would cause the application of the laws of any jurisdiction other than the State of Delaware.

            (l) FURTHER ASSURANCES. Each party to this Agreement hereby covenants and agrees, without the necessity of any further consideration, to execute and deliver any and

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REGISTRATION RIGHTS AGREEMENT-Page 15
        all such further documents and take any and all such other actions as may be necessary or appropriate to carry out the intent and purposes of this Agreement and to consummate the transactions contemplated hereby.

            (m) COUNTERPARTS. This Agreement may be executed by facsimile and in one or more counterparts, each of which shall be deemed to be an original, but all of which shall be one and the same document.





                            (Signature Page Follows)


--------------------------------------------------------------------------------
REGISTRATION RIGHTS AGREEMENT-Page 16

        IN WITNESS WHEREOF, this Agreement has been executed by the parties hereto as of the date first written above.

                              COMPANY:

                              eVENTURES GROUP, INC.


                              By: /s/ BARRETT WISSMAN
                                 ----------------------------
                              Name: Barrett Wissman
                                 ----------------------------
                              Title: President
                                 ----------------------------

                  [SIGNATURE PAGE FOR EACH STOCKHOLDER FOLLOWS]


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REGISTRATION RIGHTS AGREEMENT-Page 17

Signature page to Registration Rights Agreement dated September 22, 1999 among eVentures Group, Inc. the undersigned and certain of its other Stockholders.

                                  STOCKHOLDER:

                                  /s/ JOHN S. ROBLING, JR.
                                  --------------------------------------
                                  Printed Name: John S. Robling, Jr.
                                               -------------------------

                                  /s/ ARNOLD GLABERSON
                                  --------------------------------------
                                  Printed Name: Arnold Glaberson
                                               -------------------------

                                  /s/ DANIEL STRYKER
                                  --------------------------------------
                                  Printed Name: Daniel Stryker
                                               -------------------------

                                  /s/ STEVEN R. LOGLISCI
                                  --------------------------------------
                                  Printed Name: Steven R. Loglisci
                                               -------------------------

                                  /s/ KEVIN J. LIDDY
                                  --------------------------------------
                                  Printed Name: Kevin J. Liddy
                                               -------------------------

                                  /s/ TREVOR L. HUFFARD
                                  --------------------------------------
                                  Printed Name: Trevor L. Huffard
                                               -------------------------
                                  /s/ KEITH OSER
                                  --------------------------------------
                                  Printed Name: Keith Oser
                                               -------------------------

                                  /s/ TOM BAINBRIDGE
                                  --------------------------------------
                                  Printed Name: Tom Bainbridge
                                               -------------------------

                                  /s/ CHARLES D. MURDOCK IV
                                  --------------------------------------
                                  Printed Name: Charles D. Murdock IV
                                               -------------------------

                                  /s/ SAMUEL LITWIN
                                  --------------------------------------
                                  Printed Name: Samuel Litwin
                                               -------------------------

                                  /s/ MICHAEL A. FISCUS
                                  --------------------------------------
                                  Printed Name: Michael A. Fiscus
                                               -------------------------

                                  /s/ ANNETTE DICKSON
                                  --------------------------------------
                                  Printed Name: Annette Dickson
                                               -------------------------

                                  /s/ WILLIAM H. CARROLL
                                  --------------------------------------
                                  Printed Name: William H. Carroll
                                               -------------------------

                                  SUISSE FINANCE CORPORATION

                                  By: /s/ JAMES E. MARTIN
                                     -----------------------------------
                                  Name: James E. Martin
                                       ---------------------------------
                                  Its: Director
                                      ----------------------------------

                                  IEO INVESTMENTS LTD.

                                  By: /s/ PIERCE LOUGHRAN
                                     -----------------------------------
                                  Name: Pierce Loughran for Dungate Ltd.
                                       ---------------------------------
                                  Its: Director
                                      ----------------------------------

                                  INFINITY EMERGING SUBSIDIARY LIMITED

                                  By: /s/ PIERCE LOUGHRAN
                                     -----------------------------------
                                  Name: Pierce Loughran for Dungate Ltd.
                                       ---------------------------------
                                  Its: Director
                                      ----------------------------------

                                  IEO HOLDINGS LIMITED

                                  By: /s/ JOHN A. BROOKS
                                     -----------------------------------
                                  Name: John A. Brooks
                                       ---------------------------------
                                  Its: Director/President
                                      ----------------------------------

                                  INFINITY INVESTORS LIMITED

                                  By: /s/ JAMES A. LOUGHRAN
                                     -----------------------------------
                                  Name: James A. Loughran
                                       ---------------------------------
                                  Its: Director
                                      ----------------------------------


--------------------------------------------------------------------------------
REGISTRATION RIGHTS AGREEMENT-Page 18

                                   SCHEDULE I

                                  STOCKHOLDERS

NAME                                                                   REGISTRABLE SHARES
Infinity Investors Limited                                                    8,000,000
IEO Investments Limited                                                      11,816,200
Infinity Emerging Subsidiary Limited                                          8,683,800
Stuart Chasanoff                                                                 45,000
Steve Loglisci                                                                  150,000
Trevor Huffard                                                                   50,000
Samuel L. Litwin                                                              2,000,000
Mitchell C. Arthur                                                            2,000,000
Michael Fiscus                                                                2,000,000
Steve Robling                                                                   120,000
Thomas Bainbridge                                                               120,000
William Carroll                                                                 120,000
Annette Dickson                                                                  15,000
Charles Murdock                                                                  30,000
Keith Oser                                                                       12,000
Daniel E. Stryker, Jr.                                                           12,000
Kevin Liddy                                                                      12,000

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REGISTRATION RIGHTS AGREEMENT-Page 19